UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 11, 2015 (September 4, 2015)
Date of Report (Date of earliest event reported)

OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 8.01.	Other Events.

In January 2015, Overseas Shipholding Group, Inc. (the “Registrant”) requested that the Internal Revenue Service (“IRS”) review under its Pre-Filing Agreement Program the deductibility of certain payments made by the Registrant in 2014, in the aggregate amount of $477,835,000, in its capacity as guarantor of the obligations of subsidiaries of OSG International, Inc., a wholly owned subsidiary of the Registrant, under certain loan agreements. In connection with these payments, the Registrant established an unrecognized tax benefit equal to the full amount of such benefits, or $179,151,000. On September 4, 2015, the Company received an executed closing agreement from the IRS, which allowed a deduction of $424,523,000.  As a result of the closing agreement, the Registrant expects to record a reduction in its reserve for unrecognized tax benefits in the quarter ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: September 11, 2015	By:	s/James D. Small III
		Name: Title:	James D. Small III Senior Vice President, Secretary and General Counsel